**Gerber** Finance Inc.
110 East 55th Street
New York, New York 10022

June 30, 2009

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

Third Amendment (this "Amendment") to the Loan and Security Agreement dated as of June 30, 2007 (as amended, modified, restated or supplemented from time to time) and the Letter Agreements dated as of February 8, 2008 and May 30, 2008, (collectively the "Loan Agreement") between **NUTRITION 21, INC.**, a New York corporation, **NUTRITION 21, LLC,** a New York limited liability company, and **ICELAND HEALTH LLC,** a New York limited liability company (individually "Borrower" and collectively, "Borrowers") and GERBER FINANCE, INC. (the "Lender").

WHEREAS, Borrowers and Lender are parties to the Loan Agreement dated as of June 30, 2007.

WHEREAS, Borrowers and Lender are parties to the Letter Agreements dated as of February 8, 2008 and May 30, 2008.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. The following defined terms are restated in Section 1(a) of the Loan Agreement:

"Contract Rate" means an interest rate per annum equal to the sum of (i) the Prime Rate plus (ii) three and three-quarters percent (3.75%).

"Termination Date" means June 29, 2010.

2. Section 5(b)iii of the Loan Agreement shall be amended as follows:

Facility Fee. Borrowers hereby agree to pay Lender a Facility Fee in an amount equal to one and three-quarters percent (1.75%) of the Maximum Revolving Amount for each anniversary of the Closing Date which occurs prior to the Termination Date. The Facility Fee for the period ending on the Termination Date shall be deemed fully earned on the Closing Date and shall be payable by a charge to Borrowers' account upon the earlier of each anniversary of the Closing Date or the termination of this Agreement for any reason.

3. Section 5(b)(vii) of the Loan Agreement shall be amended as follows:

Overline/Overadvance Fees. Under circumstances where Borrower requests Revolving Credit Advances which would exceed the Maximum Revolving Amount and/or the Borrowing Base, Lender may impose fees in connection therewith. Such fees

may include a monthly fee in the amount of two percent (2%) of the highest amount by which the Revolving Credit Advances during such month exceed the Maximum Revolving Amount and/or the Borrowing Base which fee shall be payable on the first day of each month with respect to the preceding month.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

NUTRITION 21, INC.
By: ______________________
Alan J. Kirschbaum
Chief Financial Officer

NUTRITION 21, LLC
By: ______________________
Alan J. Kirschbaum
Chief Financial Officer

ICELAND HEALTH, LLC
By: ______________________
Alan J. Kirschbaum
Chief Financial Officer

GERBER FINANCE INC.
By: ______________________
Jennifer Palmer
Vice President

may include a monthly fee in the amount of two percent (2%) of the highest amount by which the Revolving Credit Advances during such month exceed the Maximum Revolving Amount and/or the Borrowing Base which fee shall be payable on the first day of each month with respect to the preceding month.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

NUTRITION 21, INC.
By: ________________
Alan J. Kirschbaum
Chief Financial Officer

NUTRITION 21, LLC
By: ________________
Alan J. Kirschbaum
Chief Financial Officer

ICELAND HEALTH, LLC
By: ________________
Alan J. Kirschbaum
Chief Financial Officer

GERBER FINANCE INC.
By: ________________
Jennifer Palmer
Vice President